UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	May 25, 2006

InFocus Corporation

(Exact name of registrant as specified in its charter)

Oregon	000-18908	93-0932102
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

27700B SW Parkway Avenue, Wilsonville, Oregon 97070

(Address of principal executive offices, including zip code)

(503) 685-8888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

InFocus Corporation

FORM 8-K

INDEX TO CURRENT REPORT ON FORM 8-K

Item	Description

1.01	Entry into a Material Definitive Agreement

9.01	Financial Statements and Exhibits

Item 1.01               Entry into a Material Definitive Agreement

On May 25, 2006, InFocus Corporation (“InFocus”) entered into a Manufacturing and Supply Agreement (the “Agreement”) with Han Hai Precision Industry Company Limited d/b/a Foxconn located in Taipei, Taiwan (“Foxconn”). The Agreement sets forth the terms and conditions under which Foxconn will manufacture products and provide related parts and services for InFocus. It is anticipated by the parties that the Agreement may govern a significant amount of InFocus’ near term manufacturing requirements. The initial term of the Agreement is three (3) years, unless sooner terminated by the parties. Either party may terminate the Agreement without cause upon six (6) months’ prior written notice to the other party. Either party may also terminate the Agreement in the event of a material breach by the other party.

A copy of the Agreement is attached as Exhibit 10.1 to this report and is incorporated herein. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. Certain portions of the Agreement have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits. The following exhibit is attached hereto and this list is intended to constitute the exhibit index.

10.1         Manufacturing and Supply Agreement, dated May 25, 2006, by and between the Company and Hon Hai Precision Industry Company Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

INFOCUS CORPORATION

Dated: June 1, 2006	By	/s/ C. Kyle Ranson
C. Kyle Ranson
President and Chief Executive Officer

	By	/s/ Roger Rowe
Roger Rowe
Vice President Finance, Chief Financial Officer and
Secretary